Exhibit 99.1

FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES $20.9 MILLION

LADERA RANCH FACILITY AND ADJACENT PROPERTY

Acquisition Hailed As “Flagship Property” Near Company’s Headquarters

LADERA RANCH, Calif. – July 8, 2011 – Strategic Storage Trust, Inc. (SSTI) – a publicly registered non-traded REIT targeting the self-storage market – recently completed a $20.9 million deal that includes an approximately 1,000-unit self-storage facility and an adjacent parcel of land for an aggregate of 7.3 acres located on Terrace Road near Antonio Parkway in Ladera Ranch, Calif.

“This Class A property in a Class A market represents the face of our expanding portfolio,” said H. Michael Schwartz, SSTI’s chairman and CEO. “Since this flagship self-storage facility is located next to our corporate office, we will be utilizing this property for our training program in addition to conducting investor tours.”

The deal includes the $17 million acquisition of the self-storage facility, which will be rebranded under the SmartStop™ Self Storage trade name. The property includes approximately 114,000 square feet of rentable space on a 3.7 acre lot. The transaction also includes the acquisition of 3.6 acres of adjoining land for $3.9 million.

According to Schwartz, SSTI is currently exploring feasible uses for the adjacent vacant land, which is one of the few remaining parcels of undeveloped commercial property in Ladera Ranch.

“We look forward to serving the Ladera Ranch market and maintaining the facility in the same high quality that this area is known for,” said Wayne Johnson, senior vice president of acquisitions for SSTI.

This purchase continues SSTI’s aggressive property acquisition pace, both locally and nationally. Back in December 2010, SSTI acquired a pair of properties in Los Angeles County for approximately $26 million.

Since the launch of SSTI in 2008, SSTI’s portfolio of wholly-owned properties has expanded to include 73 properties in 17 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT’s storage facilities are branded as SmartStop™ Self Storage throughout the country. Its portfolio includes approximately 48,000 self-storage units and 6.0 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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